General Mills, Inc.	Filed under Rule 424(b)(3), Registration Statement No. 333-75808
$750,000,000	Pricing Supplement No. 1 - dated October 18, 2002
Core NotesSM	(To prospectus dated February 11, 2002 and prospectus supplement dated September 18, 2002)

CUSIP Number	Aggregate Principal Amount	Price to Public(1)	Purchasing Agent's Discount(1)	Proceeds to General Mills	Interest Rate Per Annum	Interest Payment Frequency (1st Payment Date)	Stated Maturity Date	Survivor's Option

37033EAA0	818,000	100.0%	0.625%	812,887.50	3.100%	Semiannual	10/24/2005	YES
						(4/23/2003)
Redemption Information: N/A

37033EAB8	2,192,000	100.0%	1.000%	2,170,080	4.200%	Quarterly	10/23/2007	YES
						(01/23/2003)
Redemption Information: Redeemable at the option of General Mills, Inc. on October 23, 2003 and each Interest Payment Date thereafter, at a price equal to 100%.

37033EAC6	1,026,000	100.0%	1.200%	1,013,688	4.600%	Quarterly	10/23/2009	YES
						(01/23/2003)
Redemption Information: Redeemable at the option of General Mills, Inc. on October 23, 2004 and each Interest Payment Date thereafter, at a price equal to 100%.

	Trade Date: October 18, 2002	Merrill Lynch & Co.
	Issue Date: October 23, 2002	Purchasing Agent
General Mills, Inc.	Minimum Denominations/Increments: $1,000/$1,000	Acting as Principal
Number One General Mills Blvd.	Original Issue Discount: No
Minneapolis, MN 55426	Total Amount of OID: N/A
All trades settle without accrued interest and clear SDFS: DTC Book-Entry only
Merrill Lynch DTC Participant Number: 5132

(1) Expressed as a percentage of the aggregate principal amount.